Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Brad Shepherd, Director, Investor Relations
(617) 219-1410

Government Properties Income Trust Announces Second Quarter 2018 Results
Second Quarter Net Income Available for Common Shareholders of $0.30 Per Share
Second Quarter Normalized FFO Available for Common Shareholders of $0.52 Per Share
Second Quarter Same Property Cash Basis NOI Increased 5.0%
Completed 396,359 Square Feet of Leasing in the Second Quarter

Newton, MA (August 2, 2018): Government Properties Income Trust (Nasdaq: GOV) today announced its financial results for the quarter and six months ended June 30, 2018.

David Blackman, President and Chief Executive Officer of GOV, made the following statement:

“GOV had a strong second quarter operationally as we grew same property cash basis NOI by 5% and executed over 396,000 square feet of new and renewal leases. We also continued to make progress on our property disposition plan.  During the quarter, we sold two properties for $129 million in the aggregate, bringing our closed disposition total under the plan to approximately $149 million year to date. We also continue to market additional properties for sale as part of our property disposition plan.”

Results for the Quarter Ended June 30, 2018:

Net income available for common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, for the quarter ended June 30, 2018 was $29.6 million, or $0.30 per diluted share, compared to net income available for common shareholders of $11.7 million, or $0.16 per diluted share, for the quarter ended June 30, 2017. Net income available for common shareholders for the quarter ended June 30, 2018 includes a $17.3 million, or $0.17 per diluted share, gain on sale of real estate, a $10.3 million, or $0.10 per diluted share, unrealized gain on equity securities relating to GOV's investment in The RMR Group Inc., or RMR Inc., and the reversal of $2.2 million, or $0.02 per diluted share, of previously accrued business management incentive fee expense. The weighted average number of diluted common shares outstanding was 99.1 million for the quarter ended June 30, 2018 and 71.1 million for the quarter ended June 30, 2017.

Normalized funds from operations, or Normalized FFO, available for common shareholders for the quarter ended June 30, 2018 were $51.3 million, or $0.52 per diluted share, compared to Normalized FFO available for common shareholders for the quarter ended June 30, 2017 of $42.4 million, or $0.60 per diluted share.

Reconciliations of net income available for common shareholders determined in accordance with GAAP to funds from operations, or FFO, available for common shareholders and Normalized FFO available for common shareholders for the quarters ended June 30, 2018 and 2017 appear later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Results for the Six Months Ended June 30, 2018:

Net income available for common shareholders determined in accordance with GAAP was $35.9 million, or $0.36 per diluted share, for the six months ended June 30, 2018, compared to net income available for common shareholders of $19.1 million, or $0.27 per diluted share, for the six months ended June 30, 2017. Net income available for common shareholders for the six months ended June 30, 2018 includes a $23.3 million, or $0.24 per diluted share, unrealized gain on equity securities relating to GOV's investment in RMR Inc. and a $17.3 million, or $0.17 per diluted share, gain on sale of real estate, partially offset by a $5.8 million, or $0.06 per diluted share, loss on impairment of real estate. The weighted average number of diluted common shares outstanding was 99.1 million for the six months ended June 30, 2018 and 71.1 million for the six months ended June 30, 2017.

Normalized FFO available for common shareholders for the six months ended June 30, 2018 were $105.4 million, or $1.06 per diluted share, compared to Normalized FFO available for common shareholders for the six months ended June 30, 2017 of $82.3 million, or $1.16 per diluted share.

Reconciliations of net income available for common shareholders determined in accordance with GAAP to FFO available for common shareholders and Normalized FFO available for common shareholders for the six months ended June 30, 2018 and 2017 appear later in this press release.

Leasing, Occupancy and Same Property Results:

During the quarter ended June 30, 2018, GOV entered new and renewal leases for an aggregate 396,359 rentable square feet at weighted (by rentable square feet) average rents that were 0.6% above prior rents for the same space. The weighted (by rentable square feet) average lease term for these leases was 6.2 years and leasing concessions and capital commitments for these leases were $6.8 million, or $2.79 per square foot, per lease year. These new and renewal leases include approximately 185,000 square feet with government tenants which have weighted (by rentable square feet) average rents that are 4.1% above prior rents for the same space, a weighted (by rentable square feet) average lease term of 8.6 years and leasing concessions and capital commitments of $3.0 million, or $1.87 per square foot per weighted (by square foot) average lease year.

As of June 30, 2018, 94.0% of GOV’s total rentable square feet was leased, compared to 94.4% as of March 31, 2018 and 95.0% as of June 30, 2017. Occupancy for properties owned continuously since April 1, 2017, or same properties, was 94.6% as of June 30, 2018, compared to 95.3% as of March 31, 2018 and 95.4% as of June 30, 2017. Same properties net operating income, or NOI, increased 4.2% and same properties cash basis NOI, or Cash Basis NOI, increased 5.0% for the quarter ended June 30, 2018 compared to the same period in 2017.

Reconciliations of net income available for common shareholders determined in accordance with GAAP to Consolidated Property NOI and to Consolidated Property Cash Basis NOI for the quarters ended June 30, 2018 and 2017 appear later in this press release.

Recent Disposition Activities:

In May 2018, GOV sold an office property (one building) located in New York, NY with 187,060 rentable square feet for $118.5 million, excluding closing costs.

In May 2018, GOV sold an office property (one building) located in Sacramento, CA with 110,500 rentable square feet for $10.8 million, excluding closing costs.

Recent Financing Activities:

On May 1, 2018, one of GOV's subsidiaries redeemed all of its 1.8 million outstanding 5.5% Series A Cumulative Preferred Units for $11.15 per unit, plus accrued and unpaid distributions (an aggregate of $20.3 million).

Conference Call:

At 11:00 a.m. Eastern Time this morning, President and Chief Executive Officer, David Blackman, and Chief Financial Officer and Treasurer, Mark Kleifges, will host a conference call to discuss GOV’s second quarter 2018 financial results.

The conference call telephone number is (877) 328-1172. Participants calling from outside the United States and Canada should dial (412) 317-5418. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Thursday, August 9, 2018. To access the replay, dial (412) 317-0088. The replay pass code is 10121842.

A live audio webcast of the conference call will also be available in a listen only mode on GOV’s website, at www.govreit.com. Participants wanting to access the webcast should visit GOV’s website about five minutes before the call. The archived webcast will be available for replay on GOV’s website following the call for about one week. The transcription, recording and retransmission in any way of GOV’s second quarter conference call are strictly prohibited without the prior written consent of GOV.

Supplemental Data:

A copy of GOV’s Second Quarter 2018 Supplemental Operating and Financial Data is available for download at GOV’s website, which is located at www.govreit.com. GOV’s website is not incorporated as part of this press release.

GOV is a real estate investment trust, or REIT, which primarily owns properties located throughout the United States that are majority leased to government tenants and office properties in the metropolitan Washington, D.C. market area that are leased to government and private sector tenants. GOV is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, Massachusetts.

Please see the pages attached hereto for a more detailed statement of GOV’s operating results and financial condition and for an explanation of GOV’s calculation of FFO available for common shareholders, Normalized FFO available for common shareholders, NOI and Cash Basis NOI and a reconciliation of those amounts to amounts determined in accordance with GAAP.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER GOV USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, GOV IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON GOV’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY GOV’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
MR. BLACKMAN'S STATEMENTS REGARDING GOV'S QUARTERLY OPERATING AND LEASING RESULTS MAY IMPLY THAT SIMILAR OR BETTER RESULTS WILL BE ACHIEVED IN THE FUTURE. HOWEVER, GOV CANNOT BE SURE THAT IT WILL REALIZE SIMILAR OR BETTER OPERATING OR LEASING RESULTS IN THE FUTURE.

•
MR. BLACKMAN'S STATEMENTS THAT GOV CONTINUED TO MAKE PROGRESS ON ITS PROPERTY DISPOSITION PLAN AND THAT GOV CONTINUES TO MARKET ADDITIONAL PROPERTIES FOR SALE MAY IMPLY THAT GOV WILL CONTINUE TO SELL ADDITIONAL PROPERTIES IN THE FUTURE. HOWEVER, GOV MAY NOT BE ABLE TO SUCCESSFULLY SELL ADDITIONAL PROPERTIES IN THE FUTURE. ALSO, GOV MAY SELL ADDITIONAL PROPERTIES AT PRICES THAT ARE LESS THAN THEIR CARRYING VALUES AND GOV MAY INCUR FUTURE LOSSES AS A RESULT.

THE INFORMATION CONTAINED IN GOV’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN GOV’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE GOV’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY GOV’S FORWARD LOOKING STATEMENTS. GOV’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, GOV DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Government Properties Income Trust
Condensed Consolidated Statements of Income
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Rental income	$108,085	$69,887	$216,802	$139,183

Expenses:
Real estate taxes	12,365	7,941	25,330	16,118
Utility expenses	6,018	4,172	12,707	8,778
Other operating expenses	21,599	15,187	44,436	29,179
Depreciation and amortization	42,671	20,663	86,875	41,168
Loss on impairment of real estate (1)	(316)	—	5,800	—
General and administrative (2)	4,449	5,087	14,055	9,049
Total expenses	86,786	53,050	189,203	104,292

Operating income	21,299	16,837	27,599	34,891
Dividend income	304	304	608	608
Unrealized gain on equity securities (3)	10,321	—	23,252	—
Interest income	149	67	265	128
Interest expense (including net amortization of debt premiums and discounts
and debt issuance costs of $892, $808, $1,856 and $1,615, respectively)	(23,304)	(13,963)	(46,070)	(27,544)
Net gain on issuance of shares by Select Income REIT	8	21	8	21
Income from continuing operations before income taxes,
equity in net earnings of investees and gain on sale of real estate	8,777	3,266	5,662	8,104
Income tax expense	(83)	(25)	(115)	(43)
Equity in net earnings of investees	3,672	8,581	13,384	11,320
Income from continuing operations	12,366	11,822	18,931	19,381
Loss from discontinued operations	—	(145)	—	(289)
Income before gain on sale of real estate	12,366	11,677	18,931	19,092
Gain on sale of real estate (4)	17,329	—	17,329	—
Net income	29,695	11,677	36,260	19,092
Preferred units of limited partnership distributions	(93)	—	(371)	—
Net income available for common shareholders	$29,602	$11,677	$35,889	$19,092

Weighted average common shares outstanding (basic)	99,051	71,088	99,046	71,083
Weighted average common shares outstanding (diluted)	99,064	71,119	99,050	71,109

Per common share amounts (basic and diluted):
Income from continuing operations	$0.30	$0.17	$0.37	$0.27
Loss from discontinued operations	$—	$—	$—	$—
Net income available for common shareholders	$0.30	$0.16	$0.36	$0.27

See Notes on pages 6 and 7

Government Properties Income Trust
Funds from Operations and Normalized Funds from Operations
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Calculation of Funds from Operations (FFO) and Normalized FFO available for common shareholders (5):
Net income available for common shareholders	$29,602	$11,677	$35,889	$19,092
Add (less): Depreciation and amortization:
Consolidated properties	42,671	20,663	86,875	41,168
Unconsolidated joint venture properties	2,185	—	4,370	—
FFO attributable to SIR investment	12,414	17,149	30,902	29,553
Loss on impairment of real estate (1)	(316)	—	5,800	—
Equity in earnings of SIR	(4,301)	(8,207)	(14,590)	(10,818)
Gain on sale of real estate (4)	(17,329)	—	(17,329)	—
FFO available for common shareholders	64,926	41,282	131,917	78,995
Add (less): Normalized FFO attributable to SIR investment	11,292	17,407	26,898	31,997
FFO attributable to SIR investment	(12,414)	(17,149)	(30,902)	(29,553)
Net gain on issuance of shares by SIR	(8)	(21)	(8)	(21)
Estimated business management incentive fees (2)	(2,150)	893	737	893
Unrealized gain on equity securities (3)	(10,321)	—	(23,252)	—
Normalized FFO available for common shareholders	$51,325	$42,412	$105,390	$82,311

Weighted average common shares outstanding (basic)	99,051	71,088	99,046	71,083
Weighted average common shares outstanding (diluted)	99,064	71,119	99,050	71,109

Per common share amounts (basic and diluted):
Net income available for common shareholders	$0.30	$0.16	$0.36	$0.27
FFO available for common shareholders	$0.66	$0.58	$1.33	$1.11
Normalized FFO available for common shareholders	$0.52	$0.60	$1.06	$1.16
Distributions declared per share	$0.43	$0.43	$0.86	$0.86

(1)
Loss on impairment of real estate for the three months ended June 30, 2018 represents an adjustment of $322 to increase the carrying value of one property (one building) removed from held for sale status to its estimated fair value and an adjustment of $6 to reduce the carrying value of one property (one building) to its estimated fair value less costs to sell. GOV recorded a $6,116 loss on impairment of real estate in the three months ended March 31, 2018 to reduce the carrying value of three properties (three buildings) to their estimated fair value less costs to sell.

(2)
Incentive fees under GOV’s business management agreement with The RMR Group LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expenses in GOV’s condensed consolidated statements of income. In calculating net income in accordance with GAAP, GOV recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although GOV recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income, GOV does not include such expense in the calculation of Normalized FFO until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined. Net income includes the reversal of $2,150 of previously accrued business management incentive fee expense and $893 of estimated business management incentive fee expense in the three months ended June 30, 2018 and 2017, respectively. Net income includes $737 and $893 of estimated business management fee expense in the six months ended June 30, 2018 and 2017, respectively.

(3)
Unrealized gain on equity securities represents the adjustment required to adjust the carrying value of GOV's investment in RMR Inc. common stock to its fair value as of June 30, 2018 in accordance with new GAAP standards effective January 1, 2018.

(4)	GOV recorded a $17,329 gain on sale of real estate in the three months ended June 30, 2018 in connection with the sale of one property (one building).

(5)
GOV calculates FFO available for common shareholders and Normalized FFO available for common shareholders as shown above. FFO available for common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income available for common shareholders calculated in accordance with GAAP, plus real estate depreciation and amortization of consolidated properties and its proportionate share of the real estate depreciation and amortization of unconsolidated joint venture properties and the difference between FFO attributable to an equity investment and equity in earnings of Select Income REIT, or SIR, but excluding impairment charges on and increases in the carrying value of real estate assets, any gain or loss on sale of real estate, as well as certain other adjustments currently not applicable to GOV. GOV's calculation of Normalized FFO available for common shareholders differs from Nareit's definition of FFO available for common shareholders because GOV includes SIR's Normalized FFO attributable to GOV's equity investment in SIR (net of FFO attributable to GOV's equity investment in SIR), GOV includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of GOV's core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year and GOV excludes gains on issuance of shares by SIR and unrealized gains and losses on equity securities. GOV considers FFO available for common shareholders and Normalized FFO available for common shareholders to be appropriate supplemental measures of operating performance for a REIT, along with net income, net income available for GOV's common shareholders and operating income. GOV believes that FFO available for common shareholders and Normalized FFO available for common shareholders provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO available for common shareholders and Normalized FFO available for common shareholders may facilitate a comparison of GOV's operating performance between periods and with other REITs. FFO available for common shareholders and Normalized FFO available for common shareholders are among the factors considered by GOV's Board of Trustees when determining the amount of distributions to GOV's shareholders. Other factors include, but are not limited to, requirements to maintain GOV's qualification for taxation as a REIT, limitations in GOV's credit agreement and public debt covenants, the availability to GOV of debt and equity capital, GOV's expectation of its future capital requirements and operating performance, GOV's receipt of distributions from SIR and GOV's expected needs for and availability of cash to pay its obligations. FFO available for common shareholders and Normalized FFO available for common shareholders do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income, net income available for common shareholders or operating income as indicators of GOV's operating performance or as measures of GOV's liquidity. These measures should be considered in conjunction with net income, net income available for common shareholders and operating income as presented in GOV's Condensed Consolidated Statements of Income. Other real estate companies and REITs may calculate FFO available for common shareholders and Normalized FFO available for common shareholders differently than GOV does.

Government Properties Income Trust
Calculation and Reconciliation of Consolidated Property Net Operating Income (NOI) and Consolidated Property Cash Basis NOI (1)
(amounts in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Calculation of Consolidated Property NOI and Consolidated Property Cash Basis NOI (2):
Rental income (3)	$108,085	$69,887	$216,802	$139,183
Property operating expenses	(39,982)	(27,300)	(82,473)	(54,075)
Consolidated Property NOI	68,103	42,587	134,329	85,108
Non-cash straight line rent adjustments included in rental income (3)	(2,744)	(1,104)	(5,835)	(2,404)
Lease value amortization included in rental income (3)	753	617	1,588	1,244
Non-cash amortization included in property operating expenses (4)	(121)	(121)	(242)	(242)
Consolidated Property Cash Basis NOI	$65,991	$41,979	$129,840	$83,706

Reconciliation of Net Income Available for Common Shareholders to Consolidated NOI and Consolidated Property Cash Basis NOI:
Net income available for common shareholders	$29,602	$11,677	$35,889	$19,092
Preferred units of limited partnership distributions	93	—	371	—
Net income	29,695	11,677	36,260	19,092
Gain on sale of real estate	(17,329)	—	(17,329)	—
Income before gain on sale of real estate	12,366	11,677	18,931	19,092
Loss from discontinued operations	—	145	—	289
Income from continuing operations	12,366	11,822	18,931	19,381
Equity in net earnings of investees	(3,672)	(8,581)	(13,384)	(11,320)
Income tax expense	83	25	115	43
Net gain on issuance of shares by SIR	(8)	(21)	(8)	(21)
Interest expense	23,304	13,963	46,070	27,544
Interest income	(149)	(67)	(265)	(128)
Unrealized gain on equity securities	(10,321)	—	(23,252)	—
Dividend income	(304)	(304)	(608)	(608)
Operating income	21,299	16,837	27,599	34,891
General and administrative	4,449	5,087	14,055	9,049
Loss on impairment of real estate	(316)	—	5,800	—
Depreciation and amortization	42,671	20,663	86,875	41,168
Consolidated Property NOI	68,103	42,587	134,329	85,108
Non-cash amortization included in property operating expenses (4)	(121)	(121)	(242)	(242)
Lease value amortization included in rental income (3)	753	617	1,588	1,244
Non-cash straight line rent adjustments included in rental income (3)	(2,744)	(1,104)	(5,835)	(2,404)
Consolidated Property Cash Basis NOI	$65,991	$41,979	$129,840	$83,706

Reconciliation of Consolidated Property NOI to Same Property NOI (5)(6):
Rental income	$108,085	$69,887	$216,802	$139,183
Property operating expenses	(39,982)	(27,300)	(82,473)	(54,075)
Consolidated Property NOI	68,103	42,587	134,329	85,108
Less: NOI of properties not included in same property results	(26,341)	(2,514)	(53,456)	(5,494)
Same property NOI	$41,762	$40,073	$80,873	$79,614

Calculation of Same Property Cash Basis NOI (5) (6):
Same property NOI	$41,762	$40,073	$80,873	$79,614
Add: Lease value amortization included in rental income (3)	455	530	958	1,067
Less: Non-cash straight line rent adjustments included in rental income (3)	(751)	(1,102)	(1,345)	(2,463)
Non-cash amortization included in property operating expenses (4)	(121)	(115)	(238)	(230)
Same property Cash Basis NOI	$41,345	$39,386	$80,248	$77,988

(1)
GOV calculates Consolidated Property NOI and Consolidated Property Cash Basis NOI as shown above. The calculations of Consolidated Property NOI and Consolidated Property Cash Basis NOI exclude certain components of net income available for common shareholders in order to provide results that are more closely related to GOV's consolidated property level results of operations. GOV defines Consolidated Property NOI as consolidated income from its rental of real estate less its consolidated property operating expenses. Consolidated Property NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that GOV records as depreciation and amortization. GOV defines Consolidated Property Cash Basis NOI as Consolidated Property NOI excluding non-cash straight line rent adjustments, lease value amortization and non-cash amortization included in other operating expenses. GOV considers Consolidated Property NOI and Consolidated Property Cash Basis NOI to be appropriate supplemental measures to net income available for common shareholders because they may help both investors and management to understand the operations of GOV's consolidated properties. GOV uses Consolidated Property NOI and Consolidated Property Cash Basis NOI to evaluate individual and company wide consolidated property level performance, and GOV believes that Consolidated Property NOI and Consolidated Property Cash Basis NOI provide useful information to investors regarding GOV's results of operations because they reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of GOV's operating performance between periods and with other REITs. Consolidated Property NOI and Consolidated Property Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income, net income available for common shareholders or operating income as indicators of GOV's operating performance or as measures of its liquidity. These measures should be considered in conjunction with net income, net income available for common shareholders and operating income as presented in GOV's Condensed Consolidated Statements of Income. Other real estate companies and REITs may calculate Consolidated Property NOI and Consolidated Property Cash Basis NOI differently than GOV does.

(2)	Excludes one property (one building) classified as discontinued operations which was sold on August 31, 2017.

(3)
GOV reports rental income on a straight line basis over the terms of the respective leases; as a result, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to GOV by its tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.

(4)
GOV recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price GOV paid for its investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.

(5)
For the three months ended June 30, 2018 and 2017, same property NOI and same property Cash Basis NOI are based on consolidated properties GOV owned as of June 30, 2018 and which it owned continuously since April 1, 2017.

(6)
For the six months ended June 30, 2018 and 2017, same property NOI and same property Cash Basis NOI are based on consolidated properties GOV owned as of June 30, 2018 and which it owned continuously since January 1, 2017.

Government Properties Income Trust
Condensed Consolidated Balance Sheets
(amounts in thousands, except share data)
(unaudited)

	June 30,	December 31,
	2018	2017
ASSETS
Real estate properties:
Land	$587,173	$627,108
Buildings and improvements	2,258,276	2,348,613
Total real estate properties, gross	2,845,449	2,975,721
Accumulated depreciation	(358,286)	(341,848)
Total real estate properties, net	2,487,163	2,633,873
Equity investment in Select Income REIT	456,756	467,499
Investment in unconsolidated joint ventures	46,712	50,202
Acquired real estate leases, net	297,696	351,872
Cash and cash equivalents	18,695	16,569
Restricted cash	2,448	3,111
Rents receivable, net	61,522	61,429
Deferred leasing costs, net	22,900	22,977
Other assets, net	113,877	96,033
Total assets	$3,507,769	$3,703,565

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$452,000	$570,000
Unsecured term loans, net	548,192	547,852
Senior unsecured notes, net	945,346	944,140
Mortgage notes payable, net	180,986	183,100
Accounts payable and other liabilities	80,728	89,440
Due to related persons	7,129	4,859
Assumed real estate lease obligations, net	11,738	13,635
Total liabilities	2,226,119	2,353,026

Commitments and contingencies

Preferred units of limited partnership	—	20,496

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value: 150,000,000 shares authorized, 99,165,854 and 99,145,921 shares issued and outstanding, respectively	992	991
Additional paid in capital	1,968,493	1,968,217
Cumulative net income	205,028	108,144
Cumulative other comprehensive income	139	60,427
Cumulative common distributions	(893,002)	(807,736)
Total shareholders’ equity	1,281,650	1,330,043
Total liabilities and shareholders’ equity	$3,507,769	$3,703,565